Exhibit 23.1

DAVID A. ARONSON, CPA, P.A.
1000 NE 176th Street
North Miami Beach, FL 33162

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated February 22, 2013, in this Annual Report of Frozen Food Gift Group, Inc.  d/b/a Sendascoop.com on Form 10-K for the year ended December 31, 2012.

David A. Aronson, CPA, P.A.
North Miami Beach, FL
February 22, 2013